Exhibit 99.1

Appian Announces Fourth Quarter and Full Year 2025 Financial Results

Fourth quarter cloud subscriptions revenue increased 18% year-over-year to $117.0 million
Full year cloud subscriptions revenue increased 19% year-over year to $437.4 million

McLean, VA – February 19, 2026 – Appian (Nasdaq: APPN) today announced financial results for the fourth quarter and full year ended December 31, 2025.

Fourth Quarter 2025 Financial Highlights:

•Revenue: Cloud subscriptions revenue was $117.0 million, up 18% compared to the fourth quarter of 2024. Total subscriptions revenue, which includes sales of our cloud subscriptions, license subscriptions, and maintenance and support, increased 19% year-over-year to $162.3 million. Professional services revenue was $40.6 million, an increase of 36% compared to the fourth quarter of 2024. Total revenue was $202.9 million, up 22% compared to the fourth quarter of 2024. Cloud net annualized recurring revenue (“ARR”) expansion was 114% as of December 31, 2025.
•Operating (loss) income and non-GAAP operating income: GAAP operating loss was $(0.7) million, compared to GAAP operating income of $5.0 million for the fourth quarter of 2024. Non-GAAP operating income was $17.4 million, compared to non-GAAP operating income of $18.7 million for the fourth quarter of 2024.
•Net loss and non-GAAP net income (loss): GAAP net loss was $(5.1) million, compared to $(13.6) million for the fourth quarter of 2024. GAAP net loss per share was $(0.07) for the fourth quarter of 2025, compared to $(0.18) for the fourth quarter of 2024. Non-GAAP net income was $11.1 million, compared to non-GAAP net income of $13.2 million for the fourth quarter of 2024. Non-GAAP net income per share was $0.15, compared to the $0.18 net income per share for the fourth quarter of 2024.
•Adjusted EBITDA: Adjusted EBITDA was $19.7 million, compared to adjusted EBITDA of $21.2 million for the fourth quarter of 2024.
•Cash flows: Net cash provided by operating activities was $1.1 million for the three months ended December 31, 2025 compared to $13.9 million of net cash provided by operating activities for the same period in 2024.

Full Year 2025 Financial Highlights:

•Revenue: Cloud subscriptions revenue was $437.4 million for the full year 2025, up 19% compared to the full year 2024. Total subscriptions revenue increased 18% year-over-year to $576.5 million for the full year 2025. Professional services revenue was $150.5 million for the full year 2025, compared to $126.5 million for the full year 2024. Total revenue was $726.9 million for the full year 2025, up 18% compared to the full year 2024.
•Operating income (loss) and non-GAAP operating income: GAAP operating income was $0.6 million for the full year 2025, compared to GAAP operating losses of $(60.9) million for the full year 2024. Non-GAAP operating income was $67.1 million for the full year 2025, compared to non-GAAP operating income $10.2 million for the full year 2024.

•Net income (loss) and non-GAAP net income (loss): GAAP net income was $1.2 million for the full year 2025, compared to GAAP net loss of $(92.3) million for the full year 2024. GAAP basic and diluted net income per share was $0.02 for the full year 2025, compared to $(1.26) net loss per share for the full year 2024. Non-GAAP net income was $45.6 million for the full year 2025, compared to $(9.4) million of non-GAAP net loss for the full year 2024. Non-GAAP net income per diluted share was $0.61 for the full year 2025, compared to the $(0.13) net loss per share for the full year 2024.
•Adjusted EBITDA: Adjusted EBITDA was $76.8 million for the full year 2025, compared to adjusted EBITDA of $20.3 million for the full year 2024.
•Balance sheet and cash flows: As of December 31, 2025, Appian had total cash, cash equivalents, and investments of $187.2 million. Net cash provided by operating activities was $62.9 million for the full year 2025, compared to $6.9 million of net cash provided by operating activities for the full year 2024.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Recent Business Highlights:

•US Army Awards Appian Enterprise Agreement to Support AI-Powered Transformation Efforts
•Appian AI Transforms Clinical Workflows for Global Public Health Agencies
•Appian Launches New AI Capabilities to Automate Complex Work & Accelerate App Modernization
•Appian Names 2025 Public Sector Partner Award Winners
•New Zealand Police Use Appian for Case Processing

Financial Outlook:

As of February 19, 2026, guidance for 2026 is as follows:

•First Quarter 2026 Guidance:

◦Cloud subscriptions revenue is expected to be between $119.0 million and $121.0 million, representing year-over-year growth of 19% to 21%.
◦Total revenue is expected to be between $189.0 million and $193.0 million, representing a year-over-year increase of 14% to 16%.
◦Adjusted EBITDA is expected to be between $19.0 million and $22.0 million.
◦Non-GAAP net income per share is expected to be between $0.16 and $0.20, assuming weighted average common shares outstanding of 75.1 million.

•Full Year 2026 Guidance:

◦Cloud subscriptions revenue is expected to be between $502.0 million and $510.0 million, representing year-over-year growth of 15% to 17%.
◦Total revenue is expected to be between $801.0 million and $817.0 million, representing a year-over-year increase of 10% to 12%.
◦Adjusted EBITDA is expected to be between $89.0 million and $99.0 million.
◦Non-GAAP net income per share is expected to be between $0.82 and $0.96, assuming weighted average common shares outstanding of 74.8 million.

Conference Call Details:

Appian will host a conference call today, February 19, 2026, at 8:30 a.m. ET to discuss Appian's financial results for the fourth quarter and fiscal year ended December 31, 2025 and business outlook.

To access the call, navigate to the following link(1). Once registered, participants can dial in using their phone with a dial in and PIN, or they can choose the Call Me option for instant dial to their phone. The live webcast of the conference call can also be accessed on the Investor Relations page of our website at https://investors.appian.com.

About Appian

Appian provides process automation technology. We automate complex processes in large enterprises and governments. Our platform is known for its unique reliability and scale. We’ve been automating processes for 25 years and understand enterprise operations like no one else. For more information, visit appian.com. [Nasdaq: APPN]

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Appian provides investors with certain non-GAAP financial performance measures. Appian uses these non-GAAP financial performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Appian’s management believes these non-GAAP financial measures provide meaningful supplemental information regarding Appian’s performance by excluding certain expenses that may not be indicative of our recurring core business operating results. Appian believes both management and investors benefit from referring to these non-GAAP financial measures in assessing Appian’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance as well as comparisons to competitors’ operating results. Appian believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to measures used by management in its financial and operational decision-making and (2) they are used by institutional investors and the analyst community to help them analyze the health of Appian’s business.

The non-GAAP financial performance measures include the following: non-GAAP subscriptions cost of revenue, non-GAAP professional services cost of revenue, non-GAAP total cost of revenue, non-GAAP total operating expense, non-GAAP operating income (loss), non-GAAP income tax expense, non-GAAP net income (loss), and non-GAAP net income (loss) per share, basic and diluted. These non-GAAP financial performance measures exclude the effect of stock-based compensation expense, unrealized foreign exchange rate gains and losses, certain non-ordinary litigation-related expenses consisting of legal and other professional fees associated with the Pegasystems cases (net of insurance reimbursements), or Litigation Expense, amortization of the judgment preservation insurance policy, or JPI Amortization, severance costs related to involuntary reductions in our workforce, or Severance Costs, lease impairments and lease-related charges associated with actions taken to reduce the footprint of our leased office spaces, or Lease Impairment and Lease-Related Charges, and a short-swing profit disgorgement paid to us by an investor, or Short-Swing Profit Payment. While some of these items may be recurring in nature and should not be disregarded in the evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses in the future, we believe removing these items for purposes of calculating our non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

Appian also discusses adjusted EBITDA, a non-GAAP financial performance measure it believes offers a useful view of the overall operation of its businesses. The Company defines adjusted EBITDA as net (loss) income before (1) other (income) expense, net, (2) interest expense, (3) income tax expense, (4) depreciation expense and amortization of intangible assets, (5) stock-based compensation expense, (6) Litigation Expense, (7) JPI Amortization, (8) Severance Costs, and (9) Lease Impairment and Lease-Related Charges. The most directly
1 https://register-conf.media-server.com/register/BI615bc1f3042f4951a1f347fb0187d4be comparable GAAP financial measure to adjusted EBITDA is net income (loss). Users should consider the limitations of using adjusted EBITDA, including the fact this measure does not provide a complete depiction of our operating performance. Adjusted EBITDA is not intended to purport to be an alternative to net income (loss) as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to the financial information prepared and presented in accordance with GAAP, and Appian’s non-GAAP measures may be different from non-GAAP measures used by other companies. For more information on these non-GAAP financial measures, see the reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures at the end of this press release.

Appian provides guidance ranges for non-GAAP net income (loss) per share and adjusted EBITDA; however, we are not able to reconcile these amounts to their comparable GAAP financial measures without unreasonable efforts because certain information necessary to calculate such measures on a GAAP basis is unavailable, subject to high variability, dependent on future events outside of our control, and cannot be predicted. In addition, Appian believes such reconciliations could imply a degree of precision that might be confusing or misleading to investors. The actual effect of the reconciling items that Appian may exclude from these non-GAAP expense numbers, when determined, may be significant to the calculation of the comparable GAAP measures.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including statements regarding Appian’s future financial and business performance for the first quarter and full year 2026, future investment by Appian in its go-to-market initiatives, increased demand for the Appian Platform, market opportunity and plans and objectives for future operations, including Appian’s ability to drive continued subscriptions revenue and total revenue growth, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” and similar expressions are intended to identify forward-looking statements. Appian has based these forward-looking statements on its current expectations and projections about future events and financial trends that Appian believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including the risks and uncertainties associated with Appian’s market opportunity and the expansion of its core software markets in general, the opportunity and disruptive impact of AI, the effects of increased competition, as well as innovations by new and existing competitors in its market, Appian’s ability to effectively manage or sustain its growth and to maintain profitability, Appian’s ability to maintain, or strengthen awareness of, its brand, risks and uncertainties associated with the composition and concentration of Appian’s customer base and their demand for its platform and satisfaction with the services provided by Appian, Appian’s ability to operate in compliance with applicable laws and regulations, Appian’s strategic relationships with third parties, and additional risks and uncertainties set forth in the “Risk Factors” section of Appian’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Moreover, Appian operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Appian’s management to predict all risks, nor can Appian assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Appian may make. In light of these risks, uncertainties, and assumptions, Appian cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Appian is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Investor Contact
investors@appian.com

Media Contact
Valerie Miller

Senior Manager, Media Relations North America
pr@appian.com

APPIAN CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share data)

	As of December 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$135,810	$118,552
Short-term investments and marketable securities	51,415	41,308
Accounts receivable, net of allowance of $3,362 and $3,396, respectively	255,063	195,069
Deferred commissions, current	35,166	36,630
Prepaid expenses and other current assets	41,970	43,984
Total current assets	519,424	435,543
Property and equipment, net of accumulated depreciation of $40,747 and $32,142, respectively	32,087	37,109
Goodwill	28,811	25,555
Intangible assets, net of accumulated amortization of $7,301 and $5,341, respectively	1,246	2,240
Right-of-use assets for operating leases	28,075	31,081
Deferred commissions, net of current portion	65,199	60,540
Deferred tax assets	4,850	4,129
Other assets	11,703	24,842
Total assets	$691,395	$621,039
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$6,655	$4,322
Accrued expenses	18,483	11,388
Accrued compensation and related benefits	61,781	34,223
Deferred revenue	341,281	281,760
Debt	9,598	9,598
Operating lease liabilities	13,181	12,378
Other current liabilities	1,128	1,087
Total current liabilities	452,107	354,756
Long-term debt	231,228	240,826
Non-current operating lease liabilities	45,693	52,189
Deferred revenue, non-current	8,962	5,477
Other non-current liabilities	398	431
Total liabilities	738,388	653,679
Stockholders’ deficit
Class A common stock—par value $0.0001; 500,000,000 shares authorized as of December 31, 2025 and 2024 and 43,408,828 and 42,938,701 shares issued as of December 31, 2025 and 2024, respectively	4	4
Class B common stock—par value $0.0001; 100,000,000 shares authorized as December 31, 2025 and 2024 and 31,088,085 and 31,090,085 shares issued as of December 31, 2025 and 2024, respectively	3	3
Treasury stock at cost, 542,288 shares as of December 31, 2025	(16,935)	—
Additional paid-in capital	617,318	591,281
Accumulated other comprehensive loss	(36,462)	(11,774)
Accumulated deficit	(610,921)	(612,154)
Total stockholders’ deficit	(46,993)	(32,640)
Total liabilities and stockholders’ deficit	$691,395	$621,039

APPIAN CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

Note: The Company has reclassified certain information technology, cybersecurity and facility operating expenses from general and administrative expenses to cost of revenue, research and development, and sales and marketing expense. Prior year amounts have been reclassified to conform to the current period presentation.

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(unaudited)
Revenue
Subscriptions	$162,265	$136,779	$576,462	$490,568
Professional services	40,602	29,906	150,475	126,454
Total revenue	202,867	166,685	726,937	617,022
Cost of revenue
Subscriptions	23,093	16,774	83,988	65,680
Professional services	32,808	23,209	115,611	102,560
Total cost of revenue	55,901	39,983	199,599	168,240
Gross profit	146,966	126,702	527,338	448,782
Operating expenses
Sales and marketing	69,145	57,073	241,186	238,454
Research and development	45,142	39,193	172,188	163,400
General and administrative	33,366	25,403	113,355	107,781
Total operating expenses	147,653	121,669	526,729	509,635
Operating (loss) income	(687)	5,033	609	(60,853)
Other non-operating expense (income)
Other (income) expense, net	(2,007)	12,655	(26,685)	6,773
Interest expense	4,902	5,661	20,850	23,582
Total other non-operating expense (income)	2,895	18,316	(5,835)	30,355
(Loss) income before income taxes	(3,582)	(13,283)	6,444	(91,208)
Income tax expense	1,521	364	5,211	1,054
Net (loss) income	$(5,103)	$(13,647)	$1,233	$(92,262)
(Loss) earnings per Class A and Class B share:
Basic	$(0.07)	$(0.18)	$0.02	$(1.26)
Diluted	$(0.07)	$(0.18)	$0.02	$(1.26)
Weighted average common shares outstanding:
Basic	73,895	73,953	74,049	72,988
Diluted	73,895	73,953	74,649	72,988

APPIAN CORPORATION
STOCK-BASED COMPENSATION EXPENSE
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(unaudited)
Cost of revenue
Subscriptions	$475	$395	$1,810	$1,638
Professional services	1,483	1,362	5,787	5,925
Operating expenses
Sales and marketing	2,219	1,991	8,434	8,526
Research and development	3,045	2,937	12,407	12,077
General and administrative	3,326	2,349	13,102	10,879
Total stock-based compensation expense	$10,548	$9,034	$41,540	$39,045

APPIAN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$1,233	$(92,262)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	41,540	39,045
Depreciation expense and amortization of intangible assets	9,706	10,030
Lease impairment charges	779	5,462
Bad debt expense	1,232	1,760
Amortization of debt issuance costs	600	589
Benefit for deferred income taxes	(349)	(899)
Foreign currency transaction (gains) losses, net	(21,732)	16,745
Changes in assets and liabilities:
Accounts receivable	(51,673)	(28,353)
Prepaid expenses and other assets	15,316	16,551
Deferred commissions	(3,195)	(3,144)
Accounts payable and accrued expenses	9,269	(871)
Accrued compensation and related benefits	19,993	(2,947)
Other current and non-current liabilities	(3,489)	(1,478)
Deferred revenue	47,200	49,309
Operating lease assets and liabilities	(3,556)	(2,659)
Net cash provided by operating activities	62,874	6,878
Cash flows from investing activities:
Proceeds from maturities of investments	52,540	20,038
Purchases of investments	(62,048)	(51,630)
Purchases of property and equipment	(3,318)	(3,798)
Net cash used by investing activities	(12,826)	(35,390)
Cash flows from financing activities:
Proceeds from borrowings	—	50,000
Payments for debt issuance costs	—	(463)
Debt repayments	(10,000)	(6,250)
Repurchase of common stock	(20,000)	(50,019)
Payments for employee taxes related to the net share settlement of equity awards	(7,396)	(7,987)
Proceeds from exercise of common stock options	1,118	14,461
Net cash used by financing activities	(36,278)	(258)
Effect of foreign exchange rate changes on cash and cash equivalents	3,488	(2,029)
Net increase (decrease) in cash and cash equivalents	17,258	(30,799)
Cash and cash equivalents at beginning of period	118,552	149,351
Cash and cash equivalents at end of period	$135,810	$118,552

Supplemental cash flow information:
Cash paid for interest	$19,644	$22,574
Cash paid for income taxes	$5,120	$3,334
Supplemental non-cash investing and financing information:
Accrued capital expenditures	$87	$155

APPIAN CORPORATION
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in thousands, except per share data)

	GAAP Measure	Stock-Based Compensation	Litigation Expense	JPI Amortization	Lease Impairment and Lease-Related Charges	Unrealized Foreign Exchange Rate Gains and Losses	Non-GAAP Measure
Three Months Ended December 31, 2025
Subscriptions cost of revenue	$23,093	$(475)	$—	$—	$—	$—	$22,618
Professional services cost of revenue	32,808	(1,483)	—	—	—	—	31,325
Total cost of revenue	55,901	(1,958)	—	—	—	—	53,943
Sales and marketing expense	69,145	(2,219)	—	—	—	—	66,926
Research and development expense	45,142	(3,045)	—	—	—	—	42,097
General and administrative expense	33,366	(3,326)	(4,083)	(3,153)	(318)	—	22,486
Total operating expense	147,653	(8,590)	(4,083)	(3,153)	(318)	—	131,509
Operating (loss) income	(687)	10,548	4,083	3,153	318	—	17,415
Non-operating expense	2,895	—	—	—	—	1,060	3,955
Income tax impact of above items	1,521	183	—	—	—	618	2,322
Net (loss) income	(5,103)	10,365	4,083	3,153	318	(1,678)	11,138
Net (loss) income per share, basic and diluted(a)	$(0.07)	$0.14	$0.05	$0.04	$—	$(0.02)	$0.15

Three Months Ended December 31, 2024
Subscriptions cost of revenue	$16,774	$(395)	$—	$—	$—	$—	$16,379
Professional services cost of revenue	23,209	(1,362)	—	—	—	—	21,847
Total cost of revenue	39,983	(1,757)	—	—	—	—	38,226
Sales and marketing expense	57,073	(1,991)	—	—	—	—	55,082
Research and development expense	39,193	(2,937)	—	—	—	—	36,256
General and administrative expense	25,403	(2,349)	(1,160)	(3,152)	(318)	—	18,424
Total operating expense	121,669	(7,277)	(1,160)	(3,152)	(318)	—	109,762
Operating income	5,033	9,034	1,160	3,152	318	—	18,697
Non-operating expense (income)	18,316	—	—	—	—	(13,840)	4,476
Income tax impact of above items	364	241	—	—	—	398	1,003
Net (loss) income	(13,647)	8,793	1,160	3,152	318	13,442	13,218
Net (loss) income per share, basic and diluted	$(0.18)	$0.12	$0.02	$0.04	$—	$0.18	$0.18
(a) Per share amounts do not foot due to rounding.

	GAAP Measure	Stock-Based Compensation	Litigation Expense	JPI Amortization	Lease Impairment and Lease-Related Charges	Unrealized Foreign Exchange Rate Gains and Losses	Non-GAAP Measure
Year Ended December 31, 2025
Subscriptions cost of revenue	$83,988	$(1,810)	$—	$—	$—	$—	$82,178
Professional services cost of revenue	115,611	(5,787)	—	—	—	—	109,824
Total cost of revenue	199,599	(7,597)	—	—	—	—	192,002
Sales and marketing expense	241,186	(8,434)	—	—	—	—	232,752
Research and development expense	172,188	(12,407)	—	—	—	—	159,781
General and administrative expense	113,355	(13,102)	(10,407)	(12,508)	(2,032)	—	75,306
Total operating expense	526,729	(33,943)	(10,407)	(12,508)	(2,032)	—	467,839
Operating income	609	41,540	10,407	12,508	2,032	—	67,096
Non-operating (income) expense	(5,835)	—	—	—	—	21,939	16,104
Income tax impact of above items	5,211	1,308	—	—	—	(1,114)	5,405
Net income (loss)	1,233	40,232	10,407	12,508	2,032	(20,825)	45,587
Net income (loss) per share, basic	$0.02	$0.54	$0.14	$0.17	$0.03	$(0.28)	$0.62
Net income (loss) per share, diluted(a),(b)	$0.02	$0.54	$0.14	$0.17	$0.03	$(0.28)	$0.61
(a) Accounts for the impact of 0.6 million shares of dilutive securities.
(b) Per share amounts do not foot due to rounding.

	GAAP Measure	Stock-Based Compensation	Litigation Expense	JPI Amortization	Severance Costs	Lease Impairment and Lease-Related Charges	Short-Swing Profit Payment	Unrealized Foreign Exchange Rate Gains and Losses	Non-GAAP Measure
Year Ended December 31, 2024
Subscriptions cost of revenue	$65,680	$(1,638)	$—	$—	$—	$—	$—	$—	$64,042
Professional services cost of revenue	102,560	(5,925)	—	—	(1,398)	—	—	—	95,237
Total cost of revenue	168,240	(7,563)	—	—	(1,398)	—	—	—	159,279
Sales and marketing expense	238,454	(8,526)	—	—	(3,937)	—	—	—	225,991
Research and development expense	163,400	(12,077)	—	—	(5)	—	—	—	151,318
General and administrative expense	107,781	(10,879)	(4,602)	(15,795)	(194)	(6,104)	—	—	70,207
Total operating expense	509,635	(31,482)	(4,602)	(15,795)	(4,136)	(6,104)	—	—	447,516
Operating (loss) income	(60,853)	39,045	4,602	15,795	5,534	6,104	—	—	10,227
Non-operating expense (income)	30,355	—	—	—	—	—	1,799	(16,697)	15,457
Income tax impact of above items	1,054	1,499	—	—	1,096	—	—	479	4,128
Net (loss) income	(92,262)	37,546	4,602	15,795	4,438	6,104	(1,799)	16,218	(9,358)
Net (loss) income per share, basic and diluted	$(1.26)	$0.51	$0.06	$0.22	$0.06	$0.08	$(0.02)	$0.22	$(0.13)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Reconciliation of adjusted EBITDA:
GAAP net (loss) income	$(5,103)	$(13,647)	$1,233	$(92,262)
Other (income) expense, net	(2,007)	12,655	(26,685)	6,773
Interest expense	4,902	5,661	20,850	23,582
Income tax expense	1,521	364	5,211	1,054
Depreciation expense and amortization of intangible assets	2,276	2,527	9,706	10,030
Stock-based compensation expense	10,548	9,034	41,540	39,045
Litigation Expense	4,083	1,160	10,407	4,602
JPI Amortization	3,153	3,152	12,508	15,795
Severance Costs	—	—	—	5,534
Lease Impairment and Lease-Related Charges	318	318	2,032	6,104
Adjusted EBITDA	$19,691	$21,224	$76,802	$20,257